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                                   EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Expeditors International of
  Washington, Inc.:


  We consent to incorporation by reference in the Registration Statements (No. 33-17219, No. 33-22992, No. 33-36392, No. 33-38075, No. 33-67066 and
No. 33-81460) on Form S-8 of Expeditors International of Washington, Inc. of our report dated February 16, 1996, relating to the consolidated balance sheets of Expeditors International of Washington, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995 and related financial statement schedule, which reports appear in the December 31, 1995 Annual Report on Form 10-K, or are incorporated by reference therein from the 1995 Annual Report to Shareholders, of Expeditors International of Washington, Inc.

KPMG PEAT MARWICK LLP

/s/ KPMG Peat Marwick LLP

Seattle, Washington
March 28, 1996

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